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                                                                    Exhibit 23.5




                        CONSENT OF INDEPENDENT AUDITORS



 We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NHancement Technologies Inc. for the Registration of shares of its common stock and to the inclusion therein of our report dated May 12, 1998, with respect to the financial statements of Infotel Technologies (Pte) Ltd for the year ended June 30, 1997.


/s/ Ernst & Young
-----------------------

 Ernst & Young


 Singapore





 May 29, 1998